Table of Contents

Exhibit 4.12

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILEDPARATELY WITH THE COMMISSION: [***].

ADDENDUM TO THE COMMITMENT LETTER FOR PROVISION OF INTERNET SERVICES

	01 - ISSUING BODY	02 - ADDENDUM NO.
	VES-10	32
03 - DATE OF EXECUTION OF CONTRACT	04 - ISSUING BODY	05 - REFERENCE DOCUMENT
26/06/2003	VES-9	COMMITMENT LETTER
06 - CLIENT (CORPORATE NAME/NAME)		07 – Corporate/Individual Taxpayer’s ID (CNPJ/CPF)
NET SERVIÇOS DE COMUNICAÇÃO S/A		00.108.784/0001-65
08 - ADDRESS		09 - CITY	10 - STATE
RUA VERBO DIVINO, 1356		SÃO PAULO	SP

By the present Instrument, Empresa Brasileira de Telecomunicações S.A. – EMBRATEL and the above-mentioned CUSTOMER, hereby agree to enter into this Addendum to the Commitment Letter for the Provision of Business Link Service, pursuant to the following conditions:

1 CLAUSE ONE - PURPOSE

The PURPOSE of this ADDENDUM is:

1.1 To update the IP capacities and their respective bandwidths, per the following table:

ITEM	CNL	LOCATION	BANDWITH
01	ANS	ANÁPOLIS	[***]
02	APS	ARAPONGAS	[***]
03	BGE	BAGÉ	[***]
04	BGV	BENTO GONÇALVES	[***]
05	BHE	BELO HORIZONTE	[***]
06	BNU	BLUMENAU	[***]
07	BRU	BAURU	[***]
08	BSA	BRASILIA	[***]
09	CAS	CAMPINAS	[***]
10	CCO	CHAPECÓ	[***]
11	CPE	CAMPO GRANDE	[***]
12	CSL	CAXIAS DO SUL	[***]
13	CTA	CURITIBA	[***]
14	CUA	CRICIÚMA	[***]
15	CZA	CRUZ ALTA	[***]
16	ERE	ERECHIM	[***]
17	FAC	FRANCA	[***]
18	FNS	FLORIANÓPOLIS	[***]
19	FRL	FARROUPILHA	[***]
20	GNA	GOIÂNIA	[***]
21	IDU	INDAIATUBA	[***]
22	JAI	JUNDIAI	[***]
23	JVE	JOINVILLE	[***]
24	KDK	CAPÃO DA CANOA	[***]
25	LDA	LONDRINA	[***]
26	LJO	LAJEADO	[***]
27	MGA	MARINGÁ	[***]
28	NHO	NOVO HAMBURGO	[***]
29	PAA	PIRACICABA	[***]
30	PAE	PORTO ALEGRE	[***]
31	PAS	PASSO FUNDO	[***]

Exhibit 4.12

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILEDPARATELY WITH THE COMMISSION: [***].

ITEM	CNL	LOCATION	BANDWITH
32	PLT	PELOTAS	[***]
33	RGR	RIO GRANDE	[***]
34	RJO	RIO DE JANEIRO	[***]
35	RPO	RIBEIRÃO PRETO	[***]
36	SCL	SÃO CARLOS	[***]
37	SCR	SANTA CRUZ DO SUL	[***]
38	SMA	SANTA MARIA	[***]
39	SOC	SOROCABA	[***]
40	SPO	SAO PAULO	[***]
41	SRR	SÃO JOSÉ DO RIO PRETO	[***]
42	STS	SANTOS	[***]
43	UGN	URUGUAIANA	[***]
44	GRS	GUARULHOS	[***]
45	BTU	BOTUCATU	[***]
46	JAU	JAU	[***]
47	STZ	SERTÃOZINHO	[***]
48	VOS	VALINHOS	[***]
49	PG0	PONTA GROSSA	[***]
50	MIA	MARILIA	[***]
51	CSC	CASCAVEL	[***]
52	GRP	GUARAPUAVA	[***]
53	CNE	CIANORTE	[***]

2 CLAUSE TWO - RATIFICATION

2.1 This ADDENDUM shall take force in full from the date of its execution, therefore, all the other clauses and conditions of the Original Commitment Letter and prior addenda, whenever they do not state the contrary of this INSTRUMENT shall remain in force.

In witness whereof, the parties execute this ADDENDUM in two counterparts in the presence of the undersigned witnesses:

São Paulo, November 17, 2009

EMPRESA BRASILEIRA DE TELECOMUNICAÇÕES S/A	NET SERVIÇOS DE COMUNICAÇÃO S/A
EMBRATEL
/s/ Cid Kuhara	/s/ João Elek
CID KUHARA	João Elek
SALES OFFICER	Chief Financial Officer

EMPRESA BRASILEIRA DE TELECOMUNICAÇÕES S/A	NET SERVIÇOS DE COMUNICAÇÃO S/A
EMBRATEL
/s/ Samuel Luis Cano Nunes	/s/ José Paulo de Freitas
SAMUEL LUIS CANO NUNES	José Paulo de Freitas
SALES MANAGER	Chief Human Resources Officer

/s/ Carlos Romero
NAME:	Carlos Romero
RG: / CPF:	RG:28953414-8/ CPF: 176031278-9
Witness	Witness